EXHIBIT 16.1

June 5, 2014

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: Cannabis Kinetics Corp. (fka: Lingas Ventures, Inc.)

We have read the statements of Cannabis Kinetics Corp. (fka: Lingas Ventures, Inc.) included under Item 4.01 of Form 8-K dated May 30, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC